EXHIBIT 99.1

USA Truck Reports Third Quarter 2020 Results

●	3Q 2020 earnings per diluted share of $0.26 versus 3Q 2019 loss per diluted share of $0.16
●	3Q 2020 adjusted earnings per diluted share(a) of $0.29 versus 3Q 2019 adjusted loss per diluted share(a) $0.13
●	3Q 2020 consolidated operating revenue increased 8.3% to $141.8 million from $130.9 million in 3Q 2019

Van Buren, AR – October 29, 2020 – USA Truck Inc. (NASDAQ: USAK), a leading capacity solutions provider, today announced its financial results for the three and nine months ended September 30, 2020.

For the quarter ended September 30, 2020, consolidated operating revenue was $141.8 million compared to $130.9 million for the prior-year period.  Base revenue(a), which excludes fuel surcharge revenue, was $131.5 million compared to $114.9 million for the 2019 period.  The Company reported net income of $2.3 million, or $0.26 per diluted share for the third quarter 2020 and adjusted net income(a) of $2.6 million, or $0.29 per diluted share, compared to a net loss of $1.4 million, or $0.16 per diluted share and adjusted net loss(a) of $1.1 million, or $0.13 per diluted share for the same quarter in 2019.  The Company’s third quarter 2020 consolidated operating ratio was 96.9%, compared to 100.0% in the comparable 2019 quarter.

President and CEO James Reed commented, “The third quarter of 2020 was the tale of two freight markets.  The first half of the quarter was similar to the second quarter of 2020, with unpredictable week to week swings in freight, pricing and seasonally softer demand. The market turned toward the middle of August as capacity constraints emerged and demand strengthened.  The tightening capacity was driven by many factors including the implementation of the new Drug and Alcohol Clearinghouse screening requirements, driver school shut downs in the face of COVID-19 concerns, general COVID-19 cautiousness among drivers, and expanded unemployment insurance and federal and state relief programs.

Despite the difficult driver market, during the quarter we were able to improve our Trucking segment operating ratio and adjusted operating ratio(a) by 380 basis points and 410 basis points year over year and 220 basis points and 200 basis points sequentially to 96.5% and 95.8%, respectively.  We were able to drive the improved results through a disciplined approach to our network, targeted repricing efforts with customers, moderating truck counts by reducing our average available tractor count by 94 tractors sequentially, and by executing our previously discussed self-help initiatives through our migration to a more regionalized business model.

USAT Logistics capitalized on the increasing market rates and executed through increased volume during the quarter, which generated the two highest revenue months in the history of this operating segment during this quarter.  This powerful combination of volume and rate helped grow the overall gross margin, return to operating profitability and improve the segment operating ratio and adjusted operating ratio(a) by 130 basis points year over year and 250 basis points sequentially to 98.1% and 98.0%, respectively.  We expect the combination of tighter supply and traction gained on self-help initiatives will set us up well for the fourth quarter of 2020 and beyond.

Trucking:  For the third quarter of 2020, Trucking operating revenue (before intersegment eliminations) increased $3.8 million, or 4.1%, to $97.4 million, compared to the third quarter of 2019.  Trucking operating income of $3.5 million for the 2020 period, reflected an operating ratio of 96.5%, compared to an operating loss of $0.3 million and an operating ratio of 100.3% for the third quarter of 2019.  This represents an increase of

$3.7 million year over year in operating income and a 380 basis point improvement in operating ratio.  Trucking adjusted operating income(a) was $3.8 million for the 2020 period, reflecting an adjusted operating ratio(a) of 95.8%, compared to adjusted operating income(a) of $0.1 million and an adjusted operating ratio(a) of 99.9% for the comparable 2019 period.  This represents an increase of $3.7 million year over year in adjusted operating income(a) and a 410 basis point improvement in adjusted operating ratio(a).

Trucking operations delivered the following results during the third quarter:

●	Base revenue per available tractor per week increased $318, or 10.1%, compared to the third quarter of 2019, and $457, or 15.2% sequentially, primarily due to an increase in base revenue per loaded mile and a decrease in tractor count.
●	Base revenue per loaded mile increased $0.191, or 9.1% year over year and $0.271, or 13.4%, sequentially. This change was the result of increased demand and tightening supply resulting in higher rate realizations.
●	Loaded miles per available tractor per week increased 14 miles, or 0.9%, compared to the third quarter of 2019, and by 23 miles, or 1.5% sequentially.
●	Deadhead percentage for third quarter 2020 improved 110 basis points year over year and 70 basis points sequentially.
●	The average seated tractor count for the third quarter of 2020 was 1,827, which represented a decrease of 1.9% over the third quarter 2019 average of 1,862, and a 6.0% decrease over the sequential average of 1,943. Average unseated tractor percentage for third quarter 2020 was 7.2%, an unfavorable change from 6.5% for the third quarter of 2019 and 5.8% sequentially.

USAT Logistics:  Operating revenue (before intersegment eliminations) was $52.1 million for the third quarter of 2020, an increase of $12.7 million, or 32.2% year over year.  Both operating income and adjusted operating income(a) were $1.0 million for the third quarter of 2020, reflecting an operating ratio of 98.1% and an adjusted operating ratio(a) of 98.0%, compared to operating income and adjusted operating income(a) of $0.2 million and an operating ratio of 99.4% and an adjusted operating ratio(a) of 99.3% for the comparable 2019 period.  This change represented an increase of $0.7 million year over year in operating income and adjusted operating income(a) and an  improvement of 130 basis points in both operating ratio and adjusted operating ratio(a) compared to the third quarter of 2019.

USAT Logistics operations delivered the following results during the third quarter:

●	Gross margin dollars increased 21.9%, or $1.1 million year over year, to $5.9 million for the third quarter 2020, and 24.8%, or $1.2 million, sequentially.
●	Gross margin percentage for the third quarter of 2020 decreased 90 basis points to 11.3% compared to 12.2% in both the third quarter of 2019 and sequentially.
●	Revenue per load increased 27.2%, or $347 per load year over year, and 39.6%, or $460 per load, sequentially.
●	Load count increased by 1,224 loads, or 4.0%, year over year, but decreased by 1,238 loads, or 3.7%, sequentially.

Segment Results

The following table includes key operating results and statistics by reportable segment:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Trucking:	2020	2019	2020	2019
Operating revenue (before intersegment eliminations) (in thousands)	$97,383	$93,587	$280,005	$284,965
Operating income (loss) (1) (in thousands)	$3,453	$(278)	$2,941	$2,168
Adjusted operating income (2) (in thousands)	$3,799	$62	$4,276	$3,530
Operating ratio (3)	96.5%	100.3%	98.9%	99.2%
Adjusted operating ratio (4)	95.8%	99.9%	98.3%	98.6%
Total miles (5) (in thousands)	44,686	44,850	136,366	132,297
Deadhead percentage (6)	12.4%	13.5%	12.9%	13.2%
Base revenue per loaded mile	$2.288	$2.097	$2.129	$2.159
Average number of seated tractors	1,827	1,862	1,884	1,815
Average number of available tractors (7)	1,969	1,991	2,005	1,941
Average number of in-service tractors (8)	1,991	2,020	2,026	1,973
Loaded miles per available tractor per week	1,512	1,498	1,513	1,517
Base revenue per available tractor per week	$3,460	$3,142	$3,221	$3,275
Average loaded miles per trip	507	488	501	491

USAT Logistics:
Operating revenue (before intersegment eliminations) (in thousands)	$52,059	$39,365	$126,623	$120,390
Operating income (1) (in thousands)	$981	$244	$181	$3,702
Adjusted operating income (2) (in thousands)	$984	$244	$188	$3,702
Gross margin (9) (in thousands)	$5,880	$4,822	$14,561	$19,041
Gross margin percentage (10)	11.3%	12.2%	11.5%	15.8%
Load count (in thousands)	32.1	30.9	92.7	87.4

1)Operating income (loss) is calculated by deducting operating expenses (before intersegment eliminations) from operating revenue (before intersegment eliminations).
2)Adjusted operating income (loss)(a) is calculated by deducting operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue from operating revenue (before intersegment eliminations), net of fuel surcharge revenue.
3)Operating ratio is calculated as operating expenses (before intersegment eliminations) as a percentage of operating revenue (before intersegment eliminations).
4)Adjusted operating ratio(a) is calculated as operating expenses (before intersegment eliminations) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue (before intersegment eliminations) excluding fuel surcharge revenue.
5)Total miles include both loaded and empty miles.
6)Deadhead percentage is calculated by dividing empty miles by total miles.
7)Available tractors are a) all Company tractors that are available to be dispatched, including available unseated tractors, and b) all tractors in the independent contractor fleet.

8)In-service tractors include all of the tractors in the Company fleet (Company-operated tractors) and all the tractors in the independent contractor fleet.
9)Gross margin is calculated by deducting USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations).
10)Gross margin percentage is calculated as USAT Logistics gross margin divided by USAT Logistics operating revenue (before intersegment eliminations).

Balance Sheet and Liquidity

As of September 30, 2020, total debt and lease liabilities was $182.0 million, total debt and lease liabilities, net of cash (“Net Debt”)(a), was $180.8 million and total stockholders’ equity was $78.2 million.  Net Debt to Adjusted EBITDAR(a) for the trailing twelve months ended September 30, 2020 was 3.5x.  The Company had $47.6 million available to borrow under its Credit Facility as of September 30, 2020.

Third Quarter 2020 Conference Call Information

USA Truck will hold a conference call to discuss its third quarter 2020 results on Friday, October 30, 2020 at 8:00 AM CT / 9:00 AM ET.  To participate in the call, please dial 1-844-824-3828 (U.S./Canada) or 1-412-317-5138 (International).  A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s website www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu.  For those who cannot listen to the live broadcast, the presentation materials and an audio replay of the call will be available at our website, www.usa-truck.com, under the “Events & Presentations” tab of the “Investor Relations” menu, or may be accessed using the following link:  https://services.choruscall.com/links/usak201030.html.  A telephone replay of the call will also be available through November 6, 2020, and may be accessed by calling 1-877-344-7529 (U.S.), 1-855-669-9658 (Canada), or 1-412-317-0088 (International) and by referencing conference ID #10147739.

(a) About Non-GAAP Financial Information

In addition to our GAAP results, this press release also includes certain non-GAAP financial measures, as defined by the SEC.  The terms “Base Revenue”, “Net Debt”, “EBITDAR”, “Adjusted EBITDAR”, “Adjusted operating ratio”, “Adjusted operating income (loss)”, “Adjusted net income (loss)”, and “Adjusted earnings (loss) per diluted share”, as we define them, are not presented in accordance with GAAP.

The Company defines Base Revenue as operating revenue less fuel surcharge revenue and intercompany eliminations.  The Company defines Net Debt as total debt, including insurance premium financing and lease liabilities, net of cash.  The Company defines EBITDAR as net income (loss), plus interest expense net of interest income, provision for income tax expense (benefit), depreciation and amortization, and equipment rent.  The Company defines Adjusted EBITDAR as EBITDAR plus non-cash equity compensation, severance costs included in salaries, wages and employee benefits and asset impairments.  Adjusted operating ratio is calculated as operating expenses excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, as a percentage of operating revenue excluding fuel surcharge revenue.  Adjusted operating income (loss) is calculated by deducting operating expenses excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles, net of fuel surcharge revenue, from operating revenue, net of fuel surcharge revenue.  Adjusted net income (loss) is defined as net income (loss) excluding severance costs included in salaries, wages and employee benefits, certain asset impairments, and amortization of acquisition related intangibles plus or minus the income tax effect of such adjustments using a statutory tax rate.  Adjusted earnings (loss) per diluted share is defined as Adjusted net income (loss) divided by the weighted average number of diluted shares outstanding during the period.  The per-share impact of each item is determined by dividing it by the weighted average diluted shares outstanding.  These financial measures supplement our GAAP results in evaluating certain aspects of our business.  We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance.  Management and the board of directors focus on Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share as key measures of our performance and liquidity, all of which are reconciled to the most comparable GAAP financial measures and further discussed below.  We believe our presentation of these non-GAAP financial measures is useful to investors and other users because it provides them the same information that we use internally for purposes of assessing our core operating performance.

These non-GAAP financial measures are not substitutes for their comparable GAAP financial measures, such as total debt, net income (loss), cash flows from operating activities, operating ratio, diluted earnings (loss) per share, or other measures prescribed by GAAP.  There are limitations to using non-GAAP financial measures.  Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently.  Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business.  Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Pursuant to the requirements of Regulation G and Regulation S-K, we have provided reconciliations of Base Revenue, Net Debt, EBITDAR, Adjusted EBITDAR, Adjusted operating ratio, Adjusted operating income (loss), Adjusted net income (loss), and Adjusted earnings (loss) per diluted share to the most comparable GAAP financial measures at the end of this press release.

Cautionary Statement Concerning Forward-Looking Statements

Financial information in this press release is preliminary and based upon information available to the Company as of the date of this press release.  As such, this information remains subject to the completion of our quarterly review procedures, and the filing of the related Quarterly Report on Form 10-Q, which could result in changes, some of which could be material, to the preliminary information provided in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995.  These statements generally may be identified by their use of terms or phrases such as “seek,” “expects,” “estimates,” “anticipates,” “projects,” “believes,” “hopes,” “plans,” “goals,” “intends,” “may,” “might,” “likely,” “will,” “should,” “would,” “could,” “potential,” “predict,” “continue,” “strategy,” “future” and terms or phrases of similar substance.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, including the impacts and duration of the COVID-19 pandemic.  In addition, there are other risks, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  Accordingly, actual results may differ materially from those set forth in the forward-looking statements.  Readers should review and consider the factors that may affect future results and other disclosures by the Company in its press releases, Annual Report on Form 10-K, Quarterly Reports on

Form 10-Q, and other filings with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which it is made.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information, except as required by law.  In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur.  All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by this cautionary statement.

References to the “Company,” “we,” “us,” “our” and words of similar expression refer to USA Truck Inc. and its subsidiaries.

About USA Truck

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics divisions blend an extensive portfolio of asset and asset-light services, offering a balanced approach for our customers’ supply chain management, including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.  For more information, visit usa-truck.com or usatlogistics.com.

This press release and related information will be available to interested parties at our investor relations website, http://investor.usa-truck.com.

Zachary King, SVP & CFO

(479) 471-2694

zachary.king@usa-truck.com

Michael Stephens, Investor Relations

(479) 471-2610

michael.stephens@usa-truck.com

USA TRUCK INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

	(in thousands, except per share data)
Operating revenue	$141,786	$130,924	$392,296	$398,520

Operating expenses:
Salaries, wages and employee benefits	34,916	32,846	104,397	102,742
Fuel and fuel taxes	9,734	13,842	29,679	41,575
Depreciation and amortization	9,896	9,652	29,941	27,595
Insurance and claims	5,388	6,499	15,254	20,939
Equipment rent	2,479	2,427	7,107	7,715
Operations and maintenance	9,310	8,829	26,812	24,583
Purchased transportation	59,617	51,281	156,707	148,634
Operating taxes and licenses	1,167	1,218	3,675	3,646
Communications and utilities	867	967	2,586	2,453
Loss (gain) on disposal of assets, net	398	(696)	420	(700)
Asset impairments	—	1	588	368
Other	3,580	4,092	12,008	13,100
Total operating expenses	$137,352	$130,958	$389,174	$392,650
Operating income (loss)	4,434	(34)	3,122	5,870

Other expenses:
Interest expense, net	1,416	1,615	4,335	4,951
Other, net	57	145	167	453
Total other expenses, net	1,473	1,760	4,502	5,404
Income (loss) before income taxes	2,961	(1,794)	(1,380)	466
Income tax expense (benefit)	666	(421)	(193)	337

Consolidated net income (loss) and comprehensive income (loss)	$2,295	$(1,373)	$(1,187)	$129

Net earnings (loss) per share:
Average shares outstanding (basic)	8,807	8,564	8,762	8,509
Basic earnings (loss) per share	$0.26	$(0.16)	$(0.14)	$0.02

Average shares outstanding (diluted)	8,955	8,564	8,762	8,522
Diluted earnings (loss) per share	$0.26	$(0.16)	$(0.14)	$0.02

GAAP TO NON-GAAP RECONCILIATIONS

(UNAUDITED)

ADJUSTED EARNINGS (LOSS) BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, RENT

	Three Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019

	(in thousands)
Net income (loss)	$2,295	$(931)	$(2,551)	$(4,827)
Add:
Depreciation and amortization	9,896	10,034	10,011	9,598
Equipment rent	2,479	2,336	2,292	2,459
Interest expense, net	1,416	1,235	1,684	1,646
Income tax expense (benefit)	666	632	(1,491)	(493)
EBITDAR	16,752	13,306	9,945	8,383
Add:
Non-cash equity compensation	406	363	471	527
Severance costs included in salaries, wages and employee benefits	9	84	92	122
Asset impairments	—	588	—	418
Adjusted EBITDAR	$17,167	$14,341	$10,508	$9,450

ADJUSTED NET INCOME (LOSS) RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

	(in thousands)
Net income (loss)	$2,295	$(1,373)	$(1,187)	$129
Adjusted for:
Severance costs included in salaries, wages and employee benefits	9	—	185	319
Asset impairment - land	—	—	137	—
Amortization of acquisition related intangibles	340	340	1,020	1,043
Income tax effect of adjustments	(89)	(87)	(342)	(347)
Adjusted net income (loss)	$2,555	$(1,120)	$(187)	$1,144

ADJUSTED EARNINGS (LOSS) PER DILUTED SHARE RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Earnings (loss) per diluted share	$0.26	$(0.16)	$(0.14)	0.02
Adjusted for:
Severance costs included in salaries, wages and employee benefits	0.00	—	0.02	0.04
Asset impairment - land	—	—	0.02	—
Amortization of acquisition related intangibles	0.04	0.04	0.12	0.12
Income tax effect of adjustments	(0.01)	(0.01)	(0.04)	(0.04)
Adjusted earnings (loss) per diluted share	$0.29	$(0.13)	$(0.02)	$0.14

NET DEBT RECONCILIATION

	September 30, 2020	December 31, 2019

	(in thousands)
Total current debt and lease liabilities	$28,109	$42,994
Long-term debt, less current maturities	89,238	83,349
Leases, less current maturities	64,660	64,209
Total Debt	182,007	190,552
Less: Cash	(1,161)	(97)
Net Debt	$180,846	$190,455

ADJUSTED OPERATING RATIO RECONCILIATION

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Consolidated	2020	2019	2020	2019

	(in thousands)
Operating revenue	$141,786	$130,924	$392,296	$398,520
Less: fuel surcharge revenue	(10,249)	(16,015)	(34,794)	(48,357)
Base revenue	$131,537	$114,909	$357,502	$350,163
Operating expense	$137,352	$130,958	$389,174	$392,650
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(9)	—	(185)	(319)
Asset impairment - land	—	—	(137)	—
Amortization of acquisition related intangibles	(340)	(340)	(1,020)	(1,043)
Fuel surcharge revenue	(10,249)	(16,015)	(34,794)	(48,357)
Adjusted operating expense	$126,754	$114,603	$353,038	$342,931
Operating income (loss)	$4,434	$(34)	$3,122	$5,870
Adjusted operating income	$4,783	$306	$4,464	$7,232
Operating ratio	96.9%	100.0%	99.2%	98.5%
Adjusted operating ratio	96.4%	99.7%	98.8%	97.9%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Trucking Segment	2020	2019	2020	2019

	(in thousands)
Operating revenue	$96,732	$93,354	$277,652	$283,963
Intersegment activity	651	233	2,353	1,002
Operating revenue (before intersegment eliminations)	97,383	93,587	280,005	284,965
Less: fuel surcharge revenue	(7,847)	(12,274)	(27,218)	(37,073)
Base revenue	$89,536	$81,313	$252,787	$247,892
Operating expense (before intersegment eliminations)	$93,930	$93,865	$277,064	$282,797
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(6)	—	(178)	(319)
Asset impairment - land	—	—	(137)	—
Amortization of acquisition related intangibles	(340)	(340)	(1,020)	(1,043)
Fuel surcharge revenue	(7,847)	(12,274)	(27,218)	(37,073)
Adjusted operating expense	$85,737	$81,251	$248,511	$244,362
Operating income (loss)	$3,453	$(278)	$2,941	$2,168
Adjusted operating income	$3,799	$62	$4,276	$3,530
Operating ratio	96.5%	100.3%	98.9%	99.2%
Adjusted operating ratio	95.8%	99.9%	98.3%	98.6%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
USAT Logistics Segment	2020	2019	2020	2019

	(in thousands)
Operating revenue	$45,054	$37,570	$114,644	$114,557
Intersegment activity	7,005	1,795	11,979	5,833
Operating revenue (before intersegment eliminations)	52,059	39,365	126,623	120,390
Less: fuel surcharge revenue	(2,565)	(3,991)	(8,260)	(11,920)
Base revenue	$49,494	$35,374	$118,363	$108,470
Operating expense (before intersegment eliminations)	$51,078	$39,121	$126,442	$116,688
Adjusted for:
Severance costs included in salaries, wages and employee benefits	(3)	—	(7)	—
Fuel surcharge revenue	(2,565)	(3,991)	(8,260)	(11,920)
Adjusted operating expense	$48,510	$35,130	$118,175	$104,768
Operating income	$981	$244	$181	$3,702
Adjusted operating income	$984	$244	$188	$3,702
Operating ratio	98.1%	99.4%	99.9%	96.9%
Adjusted operating ratio	98.0%	99.3%	99.8%	96.6%

USA TRUCK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Assets	September 30, 2020	December 31, 2019

Current assets:	(in thousands, except share data)
Cash	$1,161	$97
Accounts receivable, net of allowance for doubtful accounts of $697 and $369, respectively	65,859	49,853
Other receivables	4,518	5,408
Inventories	873	769
Assets held for sale	1,246	2,542
Prepaid expenses and other current assets	4,458	7,855
Total current assets	78,115	66,524
Property and equipment:
Land and structures	33,601	33,077
Revenue equipment	311,869	309,573
Service, office and other equipment	31,040	30,235
Property and equipment, at cost	376,510	372,885
Accumulated depreciation and amortization	(144,240)	(124,216)
Property and equipment, net	232,270	248,669
Operating leases - right of use assets	9,714	11,775
Goodwill	5,231	5,231
Other intangibles, net	15,433	16,453
Other assets	1,362	2,058
Total assets	$342,125	$350,710
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$26,901	$29,421
Current portion of insurance and claims accruals	9,488	12,466
Accrued expenses	10,616	6,518
Current finance lease obligations	23,717	30,779
Current operating lease obligations	2,732	6,050
Long-term debt, current maturities	1,660	6,165
Total current liabilities	75,114	91,399
Other long-term liabilities	3,140	80
Long-term debt, less current maturities	89,238	83,349
Long-term finance lease obligations	57,451	58,397
Long-term operating lease obligations	7,209	5,812
Deferred income taxes	22,700	24,017
Insurance and claims accruals, less current portion	9,071	9,445
Total liabilities	263,923	272,499
Stockholders' equity:
Preferred Stock, $0.01 par value; 1,000,000 shares authorized; none issued	—	—
Common Stock, $0.01 par value; 30,000,000 shares authorized; issued 12,038,197 shares, and 11,987,572 shares, respectively	120	120
Additional paid-in capital	60,006	63,238
Retained earnings	72,582	73,769
Less treasury stock, at cost (3,277,294 shares, and 3,434,231 shares, respectively)	(54,506)	(58,916)
Total stockholders' equity	78,202	78,211
Total liabilities and stockholders' equity	$342,125	$350,710